EXHIBIT B

            Directors and Executive Officers of the Reporting Persons


                     Principal Mutual Life Insurance Company

Directors

Mary Vermeer Andringa                      Lee Liu
President and Chief Operating Officer      Chairman of the Board and
Vermeer Manufacturing Company              Chief Executive Officer
Box 200                                    IES Industries Inc.
Pella, Iowa  50219-0200                    Post Office Box 351
                                           Cedar Rapids, Iowa 52406

Dr. Ruth M. Davis                          Victor H. Loewenstein
President and Chief Executive Officer      Managing Partner
The Pymatuning Group, Inc.                 Egon Zehnder International
Suite 570                                  350 Park Avenue - 8th Floor
4900 Seminary Road                         New York, New York  10022
Alexandria, Virginia  22311

David J. Drury                             Ronald D. Pearson
Chairman and Chief Executive Officer       Chairman, President and
Principal Mutual Life Insurance Company    Chief Executive Officer
711 High Street                            Hy-Vee, Inc.
Des Moines, Iowa  50392-0100               5820 Westown Parkway
                                           West Des Moines, Iowa  50266

Daniel Gelatt                              John R. Price
President                                  Managing Director
NMT Corporation                            The Chase Manhattan Corporation
Post Office Box 2287                       270 Park Avenue - 44th Floor
La Cross, Wisconsin  54602-2287            New York, New York 10017

J. Barry Griswell                          Dr. Donald M. Stewart
President                                  President
Principal Mutual Life Insurance Company    The College Board
711 High Street                            45 Columbus Avenue
Des Moines, Iowa  50392-0100               New York, New York  10023-6992

G. David Hurd                              Elizabeth E. Tallett
Principal Mutual Life Insurance Company    President and Chief Executive Officer
711  High Street                           Dioscor Inc.
Des Moines, Iowa  50392-0100               48 Federal Twist Road
                                           Stockton, New Jersey  08559

Charles S. Johnson                         Dean D. Thornton
Chairman, President and                    1602 - 34 Court West
Chief Executive Officer                    Seattle, Washington 98199
Pioneer Hi-Bred International, Inc.
400 Locust                                 Fred W. Weitz
Suite 700 Capital Square                   President and Chief Executive Officer
Des Moines, Iowa  50309                    Essex Meadows, Inc.
                                           800 Second Avenue, Suite 150
William T. Kerr                            Des Moines, Iowa 50309
Chairman and Chief Executive Officer
Meredith Corporation 1716 Locust Street

     The principal business address for all Executive Officers of Principal Mutual Life Insurance Company is 711 High Street, Des Moines, Iowa 50392.

Executive Officers
------------------

David J. Drury
Chairman and CEO

J. Barry Griswell
President

Ronald E. Keller
Executive Vice President

John E. Aschenbrenner
Senior Vice President

Dennis P. Francis
Senior Vice President

Thomas J. Gaard
Senior Vice President

Michael H. Gersie
Senior Vice President

Thomas J. Graf
Senior Vice President

Mary A. O'Keefe
Senior Vice President

Richard L. Prey
Senior Vice President

Carl C. Williams
Senior Vice President and
Chief Information Officer

Gregg R. Narber
Senior Vice President and
General Counsel

Douglas C. Cunningham
Vice President and Controller

Joyce N. Hoffman
Vice President and Corporate
Secretary

Craig L. Bassett
Treasurer

Mary L. Bricker
Assistant Corporate Secretary


                            Principal Holding Company

     The principal business address for all Directors and Executive Officers of Principal Holding Company is 711 High Street, Des Moines, Iowa 50392.

Directors
---------

David J. Drury
Chairman

John E. Aschenbrenner

Michael H. Gersie

Thomas J. Graf

J. Barry Griswell

Ronald E. Keller

Ellen Z. Lamale

Gregg R. Narber

Richard L. Prey


Executive Officers
------------------

David J. Drury
Chairman and CEO

J. Barry Griswell
President

Ronald E. Keller
Executive Vice President

John E. Aschenbrenner
Senior Vice President

Dennis P. Francis
Senior Vice President

Thomas J. Gaard
Senior Vice President

Michael H. Gersie
Senior Vice President

Thomas J. Graf
Senior Vice President

Mary A. O'Keefe
Senior Vice President

Richard L. Prey
Senior Vice President

Carl C. Williams
Senior Vice President and
Chief Information Officer

Gregg R. Narber
Senior Vice President and
General Counsel

Douglas C. Cunningham
Vice President and Controller

Joyce N. Hoffman
Vice President and Corporate
Secretary

Craig L. Bassett
Treasurer

Mary L. Bricker
Assistant Corporate Secretary


                           Principal Health Care, Inc.

     The principal business address for all of the Directors and Executive Officers of Principal Health Care, Inc. is 711 High Street, Des Moines, Iowa 50392.

Directors                          Executive Officers
---------                          ------------------

Thomas J. Graf                     Thomas J. Graf
Chairman                           Officer

                                   Joyce N. Hoffman
David J. Drury                     Officer

                                   Craig L. Bassett
                                   Officer

                                   Mary L. Bricker
                                   Officer